Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of our report dated April 7, 1995, which includes an explanatory paragraph on the ability of the company to continue as a going concern, of our audits of the consolidated financial statements of Chiat/Day Holdings, Inc. for the two years ended October 31, 1994, as included in the Omnicom Group Inc. Form 10-K for the year ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts" included in this Registration Statement.



                                                           COOPERS & LYBRAND LLP

Sherman Oaks, California

February 26, 1997